Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

BCB Bancorp, Inc.

Bayonne, New Jersey

We hereby consent to the use in the Proxy Statement/Prospectus constituting a part of this Registration Statement on Form S-4 of our report dated March 25, 2009, relating to the consolidated financial statements of BCB Bancorp, Inc. which is contained in that Proxy Statement/Prospectus.

We also consent to the reference to us under the caption “Experts” in the Proxy Statement/Prospectus.

/s/    ParenteBeard LLC

ParenteBeard LLC

Clark, New Jersey

October 13, 2009